EXHIBIT 32.1

PURSUANT TO 18 U.S.C. SECTION 1350
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report of Peak Resources Inc. (the “Company”) on Form 10-QSB for the period ending February 29, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Larry J. Olson, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:  /s/ Larry J. Olson

Larry J. Olson

Principal Executive Officer and Principal Financial Officer

Date: April 10, 2008